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                                                                  Exhibit (c)(2)

                                                                  CONFORMED COPY




                      FOURTH AMENDMENT TO RIGHTS AGREEMENT
                      ------------------------------------

          AMENDMENT, dated as of September 23, 1994, to the

Rights Agreement, dated as of January 28, 1986, as previously amended as of November 29, 1988, May 22, 1991 and September 11,

1994 (the "Rights Agreement"), between Borden, Inc. a New

Jersey Corporation (the "Company"), and The Bank of New York

(the "Rights Agent").  Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Rights Agreement.


          The Company and the Rights Agent have heretofore exe-

cuted and entered into the Rights Agreement.  Pursuant to Sec-

tion 27 of the Rights Agreement, the Company and the Rights

Agent may from time to time amend or supplement the Rights

Agreement in accordance with the provisions of Section 27

thereof.  All acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms, have

been done and performed, and the execution and delivery of this

Amendment by the Company and the Rights Agent have been in all respects authorized by the Company and the Rights Agent.


          In consideration of the foregoing and the mutual

agreements set forth in the Rights Agreement and this Amend-

ment, the parties hereby agree to modify and amend the Rights

Agreement as follows:




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          1.   It is hereby confirmed and agreed that the

execution of (a) the Agreement and Plan of Merger (the "Merger

Agreement"), to be dated as of the date hereof, among the

Company, Whitehall Associates, L.P. ("Parent"), and Borden

Acquisition Corp. ("Purchaser"), and (b) the Conditional

Purchase/Stock Option Agreement (the "Option Agreement"), to be

dated as of the date hereof, among the Company, Parent and

Purchaser, does not cause Parent or the Purchaser to be the

"Beneficial Owner" (as defined in Section 1(c) of the Rights

Agreement) of any Common Shares of the Company.


          2.   The last paragraph of Section 1(a) of the Rights

Agreement is hereby amended and restated to read in its

entirety as follows:


               "Notwithstanding the foregoing, provided that

          the Purchaser, together with its Affiliates and

          Associates, does not after the date hereof and

          prior to the consummation of the purchase by it of

          any shares of Common Stock of the Company pursuant

          to either (X) the Offer (as defined in the Merger

          Agreement) (such shares, the "Offer Shares") or (Y)

          the Option Agreement (such shares, the "Option

          Shares") acquire Beneficial Ownership of any shares

          of Common Stock of the Company that are not Offer

          Shares or Option Shares, the Purchaser (together



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          with its Affiliates and Associates) shall not be

          deemed to be an "Acquiring Person" by virtue of the

          consummation of the purchase by the Purchaser (or

          an Affiliate thereof) of either the Offer Shares or

          the Option Shares in the manner contemplated by the

          Merger Agreement and the Option Agreement,

          respectively, regardless of the number of shares of

          Common Stock of the Company then Beneficially Owned

          by Purchaser (together with its Affiliates and

          Associates) PROVIDED, FURTHER, that if the

          Purchaser (or its Affiliates and Associates) shall

          become the Beneficial Owner of 20% or more of the

          Common Stock of the Company then outstanding by

          reason of the acquisition of either the Offer

          Shares or the Option Shares and shall, after such

          acquisition, become the Beneficial Owner of any

          additional Common Stock of the Company (including

          by subsequent acquisition of the Option Shares or

          the Offer Shares, as the case may be), then

          Purchaser (and/or such Affiliates and Associates)

          shall be deemed to be an Acquiring Person."





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          3.   The last sentence of Section 3(a) of the Rights

Agreement is hereby amended and restated to read in its

entirety as follows:


          "Notwithstanding the foregoing, (A) the execution

          and delivery of (1) the Letter Agreement, dated as

          of September 11, 1994, among Parent and the

          Company, (2) the Merger Agreement or (3) the Option

          Agreement or (B) the announcement of the Offer and

          the Merger (as defined in the Merger Agreement)

          shall not cause the Distribution Date to occur."


          4.   The form of Right Certificate attached to the

Rights Agreement is hereby amended by adding the following

phrase after "September 11, 1994" in the fifth line of the last paragraph on page 1 thereof:


               "and as of September 23, 1994"


          5.   This Amendment shall be governed by and con-

strued in accordance with the laws of the State of New Jersey and for all purposes shall be governed by and construed in

accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.





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          6.   This Amendment may be executed in any number of

counterparts, each of which shall be an original, but such

counterparts shall together constitute one and the same instru-

ment.


          7.   If any term, provision, covenant or restriction

of this Amendment is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the

terms, provisions, covenants and restrictions of this Amend-

ment, and of the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invali-

dated.


          8.   In all respects not inconsistent with the terms

and provisions of this Amendment, the Rights Agreement is here-

by ratified, adopted, approved and confirmed.  In executing and delivering this Amendment, the Rights Agent shall be entitled to all the privileges and immunities afforded to the Rights

Agent under the terms and conditions of the Rights Agreement.





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          IN WITNESS WHEREOF, the parties hereto have caused

this Amendment to be duly executed and attested, all as of the day and year first above written.


Attest:                            BORDEN, INC.


By: /s/Ellen German Berndt         By: /s/David A. Kelly
    ---------------------------        --------------------------
    Name: Ellen German Berndt          Name: David A. Kelly
    Title: Assistant Secretary         Title: Vice President &
                                                Treasurer


Attest:                            THE BANK OF NEW YORK,
                                   as Rights Agent


By: /s/Thomas A. De Angelo         By: /s/Jeffrey Grosse
    ---------------------------        --------------------------
    Name: Thomas A. De Angelo          Name: Jeffrey Grosse
    Title: Assistant Vice              Title: Assistant Vice
             President                          President





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